Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form N-2/A of our report dated March 6, 2026, with respect to the financial statements of Buttonwood First Access Fund Ltd. included in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

San Francisco, California

April 27, 2026